Exhibit 99.1

Overview

On April 1, 2020, Howmet Aerospace Inc. (the “Company” or “Howmet”), formerly known as Arconic Inc., completed the previously announced separation of its business into two independent, publicly traded companies (the “Separation”) – Howmet and Arconic Corporation (formerly known as Arconic Rolled Products Corporation). Following the Separation, Arconic Corporation holds the Global Rolled Products businesses (global rolled products, aluminum extrusions and building and construction systems) previously held by the Company. The Company retained the Engineered Products and Forgings businesses (engine products, fastening systems, engineered structures and forged wheels).

The Separation was effected by the distribution (the “Distribution”) of all of the outstanding shares of Arconic Corporation common stock to the Company’s stockholders who held shares of the Company’s common stock as of the close of business on March 19, 2020 (the “Record Date”). The Company’s stockholders of record as of the Record Date received one share of Arconic Corporation common stock for every four shares of the Company’s common stock held as of the Record Date. The Company did not issue fractional shares of Arconic Corporation common stock in the Distribution. Instead, each stockholder otherwise entitled to receive a fractional share of Arconic Corporation common stock will receive cash in lieu of fractional shares.

The respective common stock of both companies is listed on the New York Stock Exchange under the symbol “HWM” for Howmet and under the symbol “ARNC” for Arconic Corporation.

In connection with the Separation, a series of internal reorganization transactions were undertaken to transfer the necessary assets and liabilities to Arconic Corporation.

Basis of Preparation

The following Unaudited Pro Forma Condensed Consolidated Financial Statements of Howmet are presented to illustrate the estimated effects of the Separation of Arconic Corporation from the historical combined company, and have been derived from the historical consolidated financial statements of the Company, prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The following Unaudited Pro Forma Condensed Statements of Consolidated Operations for each year in the three-year period ended December 31, 2019, assume that the Separation occurred on January 1, 2017. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2019 assumes that the Separation occurred on that date.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements have been prepared using certain assumptions, as described in the accompanying notes, which management believes are reasonable based on the information currently available. The Unaudited Pro Forma Condensed Consolidated Financial Statements give effect to the following:

•	the contribution by the Company to Arconic Corporation, pursuant to the Separation, all the assets and liabilities that comprised the operations that produce global rolled products, aluminum extrusions and building and construction systems of the historical combined company;

•	the payment to Howmet by Arconic Corporation of a portion of the net cash proceeds generated from Arconic Corporation’s indebtedness;

•	non-recurring costs incurred in connection with the Separation, as appropriate; and

•	the impact of the separation and distribution, tax matters, transition services, employee matters, and other agreements entered into by and between Howmet and Arconic Corporation as a result of the Separation, and the provisions contained therein.

The Company believes that the adjustments included within the “Separation of Arconic Corporation” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are consistent with the guidance for discontinued operations under GAAP. The Company’s current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are not necessarily indicative of what Howmet’s results of operations or financial condition would have been had the Separation been completed on the dates assumed. In addition, they are not necessarily indicative of Howmet’s future results of operations or financial condition. Beginning in the second quarter of 2020, Arconic Corporation’s historical financial results for periods prior to the Separation will be reflected in Howmet’s consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes and the Company’s historical Management’s Discussion and Analysis of Financial Condition and Results of Operations, both of which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 available at the Securities and Exchange Commission’s website at www.sec.gov and Howmet’s web site at www.howmet.com. Information contained on the Company’s website does not constitute part of, and is not incorporated into, this document.

Howmet Aerospace Inc.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

For the year ended December 31, 2019

(in millions, except per share amounts)

		Separation of
		Arconic		Pro Forma
	As Reported	Corporation(a)	As Recast	Adjustments		Pro Forma
Sales	$14,192	$(7,094)	$7,098	$-		$7,098
Cost of good sold (exclusive of expenses below)	11,227	(6,012)	5,215	-		5,215
Selling, general administrative, and other expenses	704	(230)	474	(78	)(b)	396
Research and development expenses	70	(42)	28	-		28
Provision for depreciation and amortization	536	(242)	294	-		294
Impairment of goodwill	-	-	-	-		-
Restructuring and other charges	620	(82)	538	-		538
Operating income	1,035	(486)	549	78		627
Interest expense	338	-	338	-		338
Other expenses, net	122	(91)	31	-		31
Income before income taxes	575	(395)	180	78		258
Provision for income taxes	105	(2)	103	9	(c)	112
Net income	$470	$(393)	$77	$69		$146

Amounts Attributable to Howmet Common Shareholders:
Net income - basic	$468		$75			$144
Net income - diluted	$477		$75			$144
Earnings per share - basic	$1.05		$0.17			$0.32
Earnings per share - diluted	$1.03		$0.17			$0.32
Average shares outstanding - basic	446.2		446.2			446.2
Average shares outstanding - diluted	462.8		451.4			451.4

Howmet Aerospace Inc.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

For the year ended December 31, 2018

(in millions, except per share amounts)

		Separation of
		Arconic		Pro Forma
	As Reported	Corporation(a)	As Recast	Adjustments	Pro Forma
Sales	$14,014	$(7,236)	$6,778	$-	$6,778
Cost of good sold (exclusive of expenses below)	11,397	(6,274)	5,123	-	5,123
Selling, general administrative, and other expenses	604	(232)	372	-	372
Research and development expenses	103	(61)	42	-	42
Provision for depreciation and amortization	576	(262)	314	-	314
Impairment of goodwill	-	-	-	-	-
Restructuring and other charges	9	153	162	-	162
Operating income	1,325	(560)	765	-	765
Interest expense	378	(1)	377	-	377
Other expenses (income), net	79	(110)	(31)	-	(31)
Income before income taxes	868	(449)	419	-	419
Provision for income taxes	226	(116)	110	-	110
Net income	$642	$(333)	$309	$-	$309

Amounts Attributable to Howmet Common Shareholders:
Net income - basic	$640		$307		$307
Net income - diluted	$651		$318		$318
Earnings per share - basic	$1.33		$0.64		$0.64
Earnings per share - diluted	$1.30		$0.63		$0.63
Average shares outstanding - basic	482.9		482.9		482.9
Average shares outstanding - diluted	502.6		502.6		502.6

Howmet Aerospace Inc.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

For the year ended December 31, 2017

(in millions, except per share amounts)

		Separation of
		Arconic		Pro Forma
	As Reported	Corporation(a)	As Recast	Adjustments	Pro Forma
Sales	$12,960	$(6,642)	$6,318	$-	$6,318
Cost of good sold (exclusive of expenses below)	10,221	(5,658)	4,563	-	4,563
Selling, general administrative, and other expenses	715	(244)	471	-	471
Research and development expenses	109	(65)	44	-	44
Provision for depreciation and amortization	551	(256)	295	-	295
Impairment of goodwill	719	-	719	-	719
Restructuring and other charges	165	(127)	38	-	38
Operating income	480	(292)	188	-	188
Interest expense	496	(1)	495	-	495
Other income, net	(486)	(45)	(531)	-	(531)
Income before income taxes	470	(246)	224	-	224
Provision for income taxes	544	(115)	429	-	429
Net loss	$(74)	$(131)	$(205)	$-	$(205)

Amounts Attributable to Howmet Common Shareholders:
Net loss - basic	$(127)		$(258)		$(258)
Net loss - diluted	$(127)		$(258)		$(258)
Earnings per share - basic	$(0.28)		$(0.57)		$(0.57)
Earnings per share - diluted	$(0.28)		$(0.57)		$(0.57)
Average shares outstanding - basic	450.9		450.9		450.9
Average shares outstanding - diluted	450.9		450.9		450.9

Howmet Aerospace Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2019

(in millions)

		Separation of
		Arconic		Pro Forma
	As Reported	Corporation(a)	As Recast	Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$1,648	$(72)	$1,576	$739	(d)	$2,315
Receivables from customers	967	(384)	583	-		583
Other receivables	484	(136)	348	-		348
Inventories	2,429	(820)	1,609	-		1,609
Prepaid expenses and other current assets	314	(28)	286	-		286
Total current assets	5,842	(1,440)	4,402	739		5,141
Properties, plants, and equipment, net	5,463	(2,744)	2,719	-		2,719
Goodwill	4,493	(426)	4,067	-		4,067
Deferred income taxes	608	(387)	221	-		221
Intangibles, net	658	(25)	633	-		633
Other noncurrent assets	514	(220)	294	-		294
Total assets	$17,578	$(5,242)	$12,336	$739		$13,075

Liabilities
Current liabilities:
Accounts payable, trade	$2,043	$(1,061)	$982	$-		$982
Accrued compensation and retirement costs	432	(140)	292	-		292
Taxes, including income taxes	87	(21)	66	-		66
Accrued interest payable	112	-	112	-		112
Other current liabilities	418	(182)	236	40	(e)	276
Short-term debt	1,034	-	1,034	-		1,034
Total current liabilities	4,126	(1,404)	2,722	40		2,762
Long-term debt, less amount due within one year	4,906	-	4,906	-		4,906
Accrued pension benefits	2,460	(1,426)	1,034	-		1,034
Accrued other postretirement benefits	714	(514)	200	-		200
Other noncurrent liabilities and deferred credits	751	(299)	452	-		452
Total liabilities	12,957	(3,643)	9,314	40		9,354

Equity
Total Howmet Aerospace shareholders' equity	4,607	(1,585)	3,022	699		3,721
Noncontrolling interest	14	(14)	-	-		-
Total equity	4,621	(1,599)	3,022	699		3,721
Total liabilities and equity	$17,578	$(5,242)	$12,336	$739		$13,075

Howmet Aerospace Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(in millions)

a)	Reflects amounts representing the revenues, expenses, assets, liabilities, and equity attributable to Arconic Corporation, which were included in the Company’s historical financial statements. In addition to amounts included in Howmet’s operations that produce global rolled products, aluminum extrusions and building and construction systems (collectively, the “Arconic Corporation businesses”), the “Separation of Arconic Corporation” amounts include certain assets and liabilities related to Arconic Corporation that were previously reported in Howmet’s unallocated corporate amounts, including the transfer of certain defined benefit pension and other postretirement benefit plan liabilities that have been assumed by Arconic Corporation in connection with the Separation. Corporate expenses that were not specifically related to Arconic Corporation businesses have been excluded, as such general corporate expenses do not meet the requirements to be presented in discontinued operations.

b)	Reflects the removal of non-recurring costs of $78 recorded in Selling, general administrative, and other expenses for the year ended December 31, 2019 related to the Separation. These costs primarily related to financial advisory, legal, tax, accounting, and other professional services.

c)	Represents an increase in the income tax provision associated with the tax effects of the pro forma adjustment described in item b) above.

d)	Reflects the cash distribution by Arconic Corporation to Howmet of approximately $740 in connection with the Separation. On February 7, 2020, Arconic Corporation completed an offering of $600 aggregate principal amount of 6.125% Senior Secured Second-Lien Notes due 2028 (the “2028 Notes”). Additionally, on March 25, 2020, Arconic Corporation entered into a credit agreement, which provides a $600 Senior Secured First-Lien Term B Loan Facility (the “Term Loan”) and a $1,000 Senior Secured First-Lien Revolving Credit Facility. The aggregate net proceeds from the issuance of the 2028 Notes and Term Loan totaled $1,167, which Arconic Corporation used to make a payment to Howmet on March 31, 2020, relating to the Separation, and for its general corporate purposes. The 2028 Notes and Term Loan are not an obligation of Howmet post-Separation.

The pro forma adjustment also reflects the consideration of the $500 target cash amount of Arconic Corporation as contemplated by the Separation and Distribution Agreement.

e)	Subsequent to December 31, 2019, Howmet incurred additional one-time separation costs of approximately $40 through the Separation date. These costs primarily related to non-recurring professional fees associated with regulatory filings and separation activities within finance, legal, and information systems functions.